Exhibit 10.2
WGL HOLDINGS, INC.
OMNIBUS INCENTIVE COMPENSATION PLAN,
SECTION 1
PURPOSE
Purpose. The purpose of this WGL Holdings, Inc. Omnibus Incentive Compensation Plan (the “Plan”) of WGL Holdings, Inc., a Virginia corporation (the “Company”), is to advance the interests of the Company and its shareholders by providing for incentive compensation triggered by factors related to operational excellence, customer service, utility reliability and others as a means to attract, retain and reward officers and other key employees of, and consultants and other service providers to, the Company and Subsidiaries and to enable such persons to acquire or increase their interests in the Company and its success, thereby promoting a closer identity of interests between such persons and the Company’s shareholders. The Plan is intended to qualify certain compensation awarded under the Plan as “performance-based compensation” under Code section 162(m) to the extent deemed appropriate by the Committee. Further, the terms of the Plan are intended to meet the requirements of Section 409A of the Code.
SECTION 2
GENERAL DEFINITIONS
Definitions. The definitions of awards under the Plan, including Options, SARs, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of other awards, Dividend Equivalents, Other Stock-Based Awards and Cash Awards, are set forth in Section 6 of the Plan. Such awards, together with any other right or interest granted to a Participant under the Plan, are termed “Awards.” For purposes of the Plan, the following additional terms shall be defined as set forth below:
     (a) “Award Agreement” means any written agreement, contract, notice or other instrument or document evidencing or relating to an Award.
     (b) “Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his most recent written beneficiary designation filed with the Committee to exercise the rights and receive the benefits specified under an Award upon such Participant’s death or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to exercise such rights and receive such benefits.

(c) “Board” means the Board of Directors of the Company.
(d) “Change of Control” means for all purposes of this Plan the meaning ascribed to such term in the Company’s Change in Control Severance Plan for Certain Executives, dated December 15, 2006, or any successor to such plan.
     (e) “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include the regulations thereunder and successor provisions and regulations thereto.
     (f) “Committee” means the committee appointed by the Board to administer the Plan or, if no committee is appointed, the Board.
     (g) “Effective Date” means the date that the Plan is approved by the Company’s shareholders.
     (h) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include the rules thereunder and successor provisions and rules thereto.
     (i) “Fair Market Value” means, on any given day, the closing price of one share of Stock as reported on the New York Stock Exchange composite tape on such day or, if the Stock was not traded on such day, then on the next preceding day that the Stock was traded, all as reported by such source as the Committee may select.
     (j) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Code section 422, or any successor provision.
     (k) “Participant” means a person who, at a time when eligible under Section 5, has been granted an Award.
     (l) “Plan” means the WGL Holdings, Inc. Omnibus Incentive Compensation Plan.
     (m) “Plan Year” means the Company’s fiscal year.
     (n) “Prior Plan” means the WGL Holdings, Inc. 1999 Incentive Compensation Plan as Amended and Restated as of March 5, 2003.
     (o) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.
     (p) “Stock” means the common stock, no par value, of the Company and such other securities as may be substituted for Stock or for such other securities pursuant to Section 4(d).

     (q) “Subsidiary” or “Subsidiaries” means any corporation or corporations which, together with the Company, would form a group of corporations described in Code section 424(f). The term shall include the Utility. The term shall also refer to any entity designated as such by the Board for purposes of the Plan.
     (r) “Utility” means Washington Gas Light Company.
SECTION 3
ADMINISTRATION
     (a) Authority of the Committee. The Plan shall be administered by the Committee and the Committee shall make and administer all Awards in compliance with the provisions of Section 409A of the Code, including, but not limited to, rules related to the election, timing and deferral of Awards. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:
     (i) to select persons to whom Awards may be granted;
     (ii) to determine the type or types of Awards to be granted to each such person;
     (iii) to determine the number of Awards to be granted, the number of shares of Stock to which an Award will relate, the terms and conditions of any Award (including, without limitation, any exercise price, any grant price or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability, forfeiture, exercisability or settlement and any waivers or accelerations thereof and any performance conditions (including, without limitation, any performance conditions relating to Awards not intended to be governed by Section 7(e) and any waivers and modifications thereof), based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award;
     (iv) to determine whether, to what extent and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards or other property, or an Award may be canceled, forfeited or surrendered;
     (v) to determine whether, to what extent and under what circumstances cash, Stock, other Awards or other property payable with respect to an Award will be deferred either automatically, or at the election of the Committee or of the Participant;
     (vi) to prescribe the form of each Award Agreement, which need not be identical for each Participant;
     (vii) to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;
     (viii) to correct any defect or omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations or Award Agreement; and
     (ix) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the proper administration of the Plan.
     Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, including, without limitation, for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board.
     (b) Manner of Exercise of Committee Authority. Any determination or action of the Committee with respect to the Plan or any Award shall be taken in the sole and absolute discretion of the Committee and shall be final, conclusive and binding on all persons, including, without limitation, the Company, any Subsidiary, any Participant, any person claiming any rights or interests under the Plan or any Award from or through any Participant and the Company’s shareholders, except to the extent that the Committee may subsequently modify, or make a further determination or take further action not consistent with its prior determination or action. If not specified in the Plan, the time at which the Committee must or may make any determination or take any action shall be determined by the Committee, and any such determination or action may thereafter be modified by the Committee (subject to Sections 4(d) and 8(e)). The express grant of any specific power to the Committee, the making of any determination or the taking of any action by the Committee or the failure to make any determination or take any action shall not be construed as limiting any power or authority of the Committee. Except as provided in Section 7(e), the Committee may delegate to officers or managers of the Company or any Subsidiary authority, subject to such terms and conditions as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law.
     (c) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any determination, action or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such determination, action or interpretation.
SECTION 4
STOCK SUBJECT TO THE PLAN AND MAXIMUM AWARDS
     (a) Shares of Stock Reserved. Subject to adjustment as provided in Section 4(d), the total number of shares of Stock reserved and available for delivery pursuant to Awards shall be:
     (i) One million seven hundred thousand (1,700,000) shares of Stock; plus
     (ii) (A) the number of shares of Stock (not to exceed one hundred twenty-five thousand (125,000)) which remained available for grant under the Company’s Prior Plan as of the Effective Date; and (B) the number of shares of Stock (not to exceed one million eight hundred forty-five thousand (1,845,000)), subject to outstanding awards as of the Effective Date under the Prior Plan that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares of Stock).
     (b). Shares subject to any Award which is canceled, expired, forfeited, settled in cash or otherwise terminated without delivery of fully tradeable shares of Stock to the Participant (or Beneficiary), including, without limitation, shares of Restricted Stock that are forfeited and shares of Stock withheld or surrendered in payment of any exercise price of an Award or taxes related to an Award, shall again be available for delivery pursuant to Awards. Notwithstanding the foregoing, the number of shares that may be delivered upon the exercise of ISOs shall be one million eight hundred twenty-five thousand (1,825,000), subject to adjustment as provided in Section 4(d). Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares acquired by the Company.
     (c) Annual Per-Participant Limitations. During any Plan Year, no Participant may be granted Awards relating to more than 400,000 shares of Stock, subject to adjustment as provided in Section 4(d). In addition, with respect to Cash Awards, no Participant may be paid during any Plan Year cash or other property relating to such Awards that exceeds the greater of the Fair Market Value of the number of shares of Stock set forth in the preceding sentence or five million dollars ($5,000,000), determined either at the date of grant or the date of settlement, whichever is greater. This provision sets forth two separate limitations, so that Awards that may be settled solely by delivery of Stock will not operate to reduce the amount of Cash Awards, and vice versa. Awards that may be settled either in Stock or in cash must not exceed either limitation during the applicable Plan Year.
     (d) Adjustments. In the event that the Committee shall determine that any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of Stock or other securities, Stock dividend or other special, large and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock reserved and available for delivery pursuant to Awards under Section 4(a), including, without limitation, the share limitations for Restricted Stock and ISOs, (ii) the number and kind of shares of Stock specified in the annual per-Participant limitations under Section 4(c), (iii) the number and kind of shares of Stock relating to outstanding Restricted Stock or other Awards in connection with which shares have been issued, (iv) the number and kind of shares of Stock that may be issued in respect of any other outstanding Awards and (v) the exercise price, grant price or purchase price relating to any Awards (or, if deemed appropriate, the Committee may make provision for a cash payment with respect to any outstanding Awards). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of unexercised or outstanding Awards, or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence and events constituting a Change of Control) affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations or accounting principles. Notwithstanding anything herein to the contrary, without the prior approval of the shareholders of the Company, Options or SARs issued under this Plan will not be repriced, replaced, repurchased for cash at any time or regranted through cancellation or by lowering the exercise price, and no material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule. The exercise price of a previously granted Option or the grant prince of a previously issued SAR may not be lowered at any time following the grant of such Option or SAR.
SECTION 5
ELIGIBILITY
     Executive officers and other key employees of the Company or of any Subsidiary, including any member of the Board who is also such an employee, and persons who provide consulting or other services to the Company or any Subsidiary deemed by the Committee to be of substantial value, are eligible to be granted Awards. In addition, persons who have been offered employment by the Company or any Subsidiary, and persons employed by an entity that the Committee reasonably expects to become a Subsidiary, are eligible to be granted Awards.

SECTION 6
SPECIFIC TERMS OF AWARDS
     (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose, in connection with any Award, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including, without limitation, terms requiring forfeiture of Awards in the event of termination of employment or service of the Participant. Except as provided in Section 6(f), 6(h) or 7(a), or to the extent required to comply with requirements of applicable law, only services may be required as consideration for the grant (but not the exercise) of any Award.
     (b) Options. The Committee is authorized to grant options to purchase Stock on the following terms and conditions (“Options”):
     (i) Option Grants. Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion.
     (ii) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee and specified in the Award Agreement; provided, however, that except as provided in Section 7(a), the exercise price shall be not less than the Fair Market Value on the date of grant.
     (iii) Time and Method of Exercise. Each Option shall be exercisable during and over such period ending not later than ten years from the date it was granted, as may be determined by the Committee and stated in the Award Agreement. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which the exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or other property (including, without limitation, awards granted under other Company plans and through “cashless exercise” arrangements, to the extent permitted by applicable law) and the methods by which Stock will be delivered or deemed to be delivered to Participants.
     (iv) ISOs. The terms and conditions of any ISOs shall comply in all respects with the requirements of Code section 422. Notwithstanding anything to the contrary herein, no term of the Plan or of any Award Agreement relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted hereunder be exercised, so as to cause the ISOs to fail to qualify as such under Code section 422, unless such result is mutually agreed to by the Company and the Participant.
     (v) Termination of Employment or Service. Unless otherwise determined by the Committee, upon termination of a Participant’s employment or service, as applicable, with the Company and all Subsidiaries, such Participant may exercise any Options during the three-month period following such termination of employment or service, but only to the extent that such Option was exercisable as of such termination of employment or service. Notwithstanding the foregoing, if the Committee determines that such termination is for cause, all Options held by the Participant shall terminate as of the termination of employment or service.
     (c) Stock Appreciation Rights. The Committee is authorized to grant Stock appreciation rights on the following terms and conditions (“SARs”):
     (i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value on the date of exercise (or, if the Committee shall so determine in the case of any such right other than one related to an ISO, the Fair Market Value at any time during a specified period before or after the date of exercise), over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which, except as provided in Section 7(a), shall be not less than the Fair Market Value on the date of grant.
     (ii) Other Terms. The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. The terms and conditions relating to any SAR will be set forth in an Award Agreement that is in compliance with the provisions of Section 409A of the Code.
     (d) Restricted Stock. The Committee is authorized to grant restricted shares of Stock on the following terms and conditions (“Restricted Stock”):
     (i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise, as the Committee may determine. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including, without limitation, the right to vote the Restricted Stock and the right to receive dividends thereon.
     (ii) Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of employment or service (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of termination resulting from specified causes.

     (iii) Certificates for Stock. Restricted Stock may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Restricted Stock, the Company may retain physical possession of the certificates and the Participant may be required to deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.
     (iv) Dividends. Dividends paid on Restricted Stock shall be either paid at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the aggregate amount of such dividends, or the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional shares of Restricted Stock, other Awards or other property, as the Committee shall determine or permit the Participant to elect. Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed, unless otherwise determined by the Committee. Notwithstanding the foregoing, the terms and conditions relating to any deferred dividends payable with respect to Restricted Stock will be set forth in an Award Agreement that is in compliance with the provisions of Section 409A of the Code.
     (e) Deferred Stock. The Committee is authorized to grant deferred shares of Stock subject to the following terms and conditions (“Deferred Stock”):
     (i) Award and Restrictions. Delivery of Deferred Stock shall occur upon expiration of the deferral period specified in the Award Agreement by the Committee or, if permitted by the Committee, as elected by the Participant. In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at other specified times, separately or in combination at such times, under such circumstances, in installments or otherwise, as the Committee may determine.
     (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which restrictions or forfeiture conditions apply, all Deferred Stock that is at that time subject to such restrictions or forfeiture conditions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of termination resulting from specified causes.
     (f) Bonus Stock and Awards in Lieu of Cash Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash or other property, under other plans or compensatory arrangements.
     (g) Dividend Equivalents. The Committee is authorized to grant dividend equivalents entitling the Participant to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock (“Dividend Equivalents”). Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards or other property, and shall be subject to such restrictions on transferability and risks of forfeiture, as the Committee may determine. Notwithstanding the foregoing, the terms and conditions relating to Dividend Equivalents will be set forth in an Award Agreement that is in compliance with the provisions of Section 409A of the Code.
     (h) Other Stock-Based or Cash Awards. The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated or payable in, valued in whole or in part by reference to or otherwise based on or related to Stock and factors that may influence the value of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, performance shares, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with a value or payment contingent upon performance of Stock (or any other factors designated by the Committee) and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries (“Other Stock-Based Awards”). The Committee shall determine the terms and conditions of such Awards. Stock issued pursuant to an Other Stock-Based Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods and in such forms, including, without limitation, cash, Stock, other Awards or other property, as the Committee shall determine. Awards that may be settled in whole or in part in cash or other property (not including Stock) may also be granted pursuant to this Section 6(h) (“Cash Awards”). The Committee shall determine the terms and conditions of such Cash Awards.
SECTION 7
CERTAIN PROVISIONS APPLICABLE TO AWARDS
     (a) Stand-Alone, Additional, Tandem and Substitute Awards. Awards may be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company, any business entity to be acquired by the Company or any Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time or as of a different time from the grant of such other Awards or awards.

     (b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO or any SAR granted in tandem therewith exceed the period permitted under Code section 422.
     (c) Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any Subsidiary upon the grant, exercise or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Stock.
     (d) Legal Compliance.
     (i) Compliance with Code Section 162(m). It is the intent of the Company that Options, SARs and other Awards designated as such constitute “performance-based compensation” within the meaning of Code section 162(m). Except for the automatic acceleration and payout resulting from a Change of Control under Section 7(f), if any provision of the Plan or of any Award Agreement relating to such an Award does not comply or is inconsistent with the requirements of Code section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the performance goals.
     (ii) Section 16 Compliance. With respect to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction by such a Participant is exempt from liability under Rule 16b-3, except that such a Participant may be permitted to engage in a nonexempt transaction under the Plan if written notice has been given to the Participant regarding the nonexempt nature of such transaction. The Committee may authorize the Company to repurchase any Award or shares of Stock resulting from any Award in order to prevent a Participant who is subject to Section 16 of the Exchange Act from incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities, including, without limitation, derivative securities, acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.
     (iii) Compliance with Code Section 409A. The terms and conditions of any Awards will comply in all applicable respects with the requirements of Code section 409A. Notwithstanding anything to the contrary herein, no term of the Plan or of any

Award Agreement will be interpreted or amended, nor shall any discretion or authority granted hereunder be exercised, so as to cause such Awards to violate the provisions of Code section 409A.
     (e) Performance-Based Awards. The Committee may designate any Award, the exercisability, vesting, payment or settlement of which is subject to the attainment of one or more preestablished performance goals, as a performance-based Award intended to qualify as “performance-based compensation” within the meaning of Code section 162(m). The performance goals for an Award subject to this Section 7(e) shall consist of one or more business criteria, identified below, and a targeted level or levels of performance with respect to such criteria, as specified by the Committee. Performance goals shall be objective and shall otherwise meet the requirements of Code section 162(m)(4)(C). The following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or business units of the Company, shall be used by the Committee in establishing performance goals for such Awards: (i) earnings; (ii) net income; (iii) net income applicable to Stock; (iv) revenue (v) cash flow; (vi) return on assets; (vii) return on net assets; (viii) return on invested capital; (ix) return on equity; (x) profitability; (xi) economic value added; (xii) operating margins or profit margins; (xiii) income before income taxes; (xiv) income before interest and income taxes; (xv) income before interest, income taxes, depreciation and amortization; (xvi) total return on Common Stock; (xvii) book value; (xviii) expense management; (xix) capital structure and working capital; (xx) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, gross profit, market penetration, geographic business expansion, cost targets or goals relating to acquisitions or divestitures; (xxi) costs; (xxii) employee morale or productivity; (xxiii) customer satisfaction or loyalty; (xxiv) customer service; (xxv) compliance programs; (xxvi) gas delivered; (xxvii) system reliability; (xxviii) adequacy and security of gas supply; and (xxix) safety. The levels of performance required with respect to such business criteria may be expressed in absolute or relative terms, including, without limitation, per share amounts and comparisons to the performance of a published or special index deemed applicable by the Committee, such as the Standard & Poor’s 500 Stock Index or the performance of one or more comparator companies. In establishing the levels of performance to be attained, the Committee may disregard or offset the effect of such factors as extraordinary and/or nonrecurring events as determined by the Company’s independent certified public accountants in accordance with generally accepted accounting principles and changes in or modifications to accounting standards as may be required by the Financial Accounting Standards Board. Achievement of performance goals with respect to such Awards shall be measured over a period of not less than one year nor more than five years, as the Committee may specify. Performance goals may differ for Awards to different Participants. The Committee shall specify the weighting to be given to each business criterion for purposes of determining the final amount payable with respect to any such Award. The Committee may reduce the amount of a payout otherwise to be made in connection with an Award subject to this Section 7(e), but may not exercise its discretion to increase such amount, and the Committee may consider other performance criteria in exercising such negative discretion. All determinations by the Committee as to the attainment of performance goals shall be in writing. The Committee may not delegate any responsibility with respect to an Award that is intended to qualify as “performance-based compensation” within the meaning of Code section 162(m).
     (f) Acceleration and Payout upon a Change of Control. Notwithstanding anything contained herein to the contrary, all conditions and/or restrictions relating to the continued performance of services and/or the achievement of performance goals with respect to the exercisability, vesting, payment or settlement of an Award granted prior to December 15, 2006, shall immediately lapse upon a Change of Control, and all such Awards shall be immediately paid or settled; provided, however, that such lapse shall not occur if the Committee determines that such lapse shall not occur. Awards granted on or after December 15, 2006, will vest upon a Change in Control in accordance with the terms of the WGL Holdings, Inc./Washington Gas Light Company Change in Control Policy.
SECTION 8
GENERAL PROVISIONS
     (a) Compliance with Laws and Obligations. The Company shall not be obligated to issue or deliver Stock in connection with any Award or to take any other action under the Plan in a transaction subject to the requirements of any applicable securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other law, regulation or contractual obligation until the Company is satisfied that such laws, regulations and other obligations have been complied with in full. Certificates representing shares of Stock issued under the Plan may be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations, including, without limitation, any requirement that a legend or legends be placed thereon.
     (b) Limitations on Transferability. Awards and other rights or benefits under the Plan shall not be transferable by a Participant except by will or the laws of descent and distribution or to a Beneficiary in the event of the Participant’s death, shall not be pledged, mortgaged, hypothecated or otherwise encumbered, or otherwise be subject to the claims of creditors and, in the case of ISOs and SARs in tandem therewith, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant to the extent and on such terms and conditions as may then be permitted by the Committee.
     (c) No Right to Continued Employment or Service. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or any person the right to be retained in the employ or service, as applicable, of the Company or any

Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate any employee’s employment or any person’s service at any time.
     (d) Taxes. The Company and any Subsidiary is authorized to withhold from any Award granted or exercised, vested, paid or settled any delivery of cash, Stock, other Awards or other property, or from any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and the Participant to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include, without limitation, authority to withhold or receive Stock, other Awards or other property, and to make cash payments in respect thereof, in satisfaction of a Participant’s tax obligations.
     (e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of the Company’s shareholders or Participants, except that any such Board action shall be subject to the approval of the Company’s shareholders at or before the next annual meeting of shareholders for which the record date is after such Board action if such Board action increases the number of shares of Stock subject to the Plan or if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights or benefits of such Participant under any Award theretofore granted to him (as such rights and benefits are set forth in the Plan and the Award Agreement). The Committee may waive any terms or conditions under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights or benefits of such Participant under such Award (as such rights or benefits are set forth in the Plan and the Award Agreement).
     (f) No Rights to Awards; No Shareholder Rights. No Participant, employee or eligible person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, employees or eligible persons. No Award shall confer on any Participant any of the rights or benefits of a shareholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant in accordance with the terms of the Award or, in the case of an Option, the Option is duly exercised.
     (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights or benefits that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Stock, other Awards or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of an affected Participant.
     (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the Company’s shareholders for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
     (i) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares, or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
     (j) Gender; Singular and Plural. All masculine pronouns shall be deemed to include their feminine counterparts. As the context may require, the singular may be read as the plural and vice versa.
     (k) Governing Law. The validity, construction and effect of the Plan or any Award Agreement and any rules and regulations relating to the Plan or any Award Agreement shall be determined in accordance with the laws of the Commonwealth of Virginia, without giving effect to principles of conflicts of laws, and applicable federal law.
     (l) Effective Date; Plan Termination. The Plan shall become effective as of the date of its approval by the Company’s shareholders, and shall continue in effect for ten (10) years from the Effective Date, unless sooner terminated by the Board.